FOR IMMEDIATE RELEASE

Commerce Bank’s Government
Banking Business Soars

Government deposits up 50 percent over last year

EAST PENNSBORO TOWNSHIP, PA (Aug. 4, 2005) — Commerce Bank/Harrisburg, NA, the sole banking subsidiary of Pennsylvania Commerce Bancorp Inc. (NASDAQ: COBH), today announced that its no-fee government-banking model is attracting record deposits. Total public fund deposits in 2005 are up 50 percent over last year.

“The pressure has never been greater for governmental organizations to reduce their expenditures without sacrificing the services they provide,” said Commerce Bank Chief Government Banking Officer Cleve Corner. “By offering unique advantages and financial expertise, Commerce Bank is helping a growing number of government entities achieve the best return possible.”

Midway through the year, total deposits from governmental organizations were up 50 percent, to $324 million, from $217 million a year earlier.

Commerce’s government banking model features no fees, next day availability of funds, no reserve requirement and interest earned on every dollar deposited. Among the governmental organizations that Commerce serves are municipalities; school districts; municipal water, sewer and utility authorities; county governments and authorities; community colleges, state government agencies and authorities; and police and fire services.

Commerce’s not-for-profit banking division, under the auspices of its Government Banking Group, also is experiencing substantial growth. Total not-for-profit deposits are up 34 percent, to $36 million, from $27 million a year earlier.

“Just like governmental organizations, not-for-profits are being challenged to stretch their dollars,” Corner said. “We’re finding that an increasing number of not-for-profits are turning to us to help restructure their finances, reduce financing costs and even uncover new sources of funding. With our no-fee model, we’re enabling these vital community organizations to maximize their returns so they can maximize services.”

Commerce’s not-for-profit banking model, like its government-banking model, features no fees, next day availability of funds, no reserve requirement and interest earned on every dollar deposited. Among the not-for-profit organizations that Commerce services are: hospitals; social service providers; cultural organizations; colleges and universities; other medical service providers; and religious organizations.

Commerce Bank/Harrisburg, “America’s Most Convenient Bank,” opened its first office in Camp Hill, PA, in June of 1985. In the 20 years since, the bank has cultivated a unique retail model that has produced continuous strong growth. The bank has doubled its number of branches in Pennsylvania in recent years, growing a network of 26 stores in Berks, Cumberland, Dauphin, Lebanon and York counties.

Commerce’s hallmark products and services include seven-day branch banking, totally free checking, no-fee instant-issue ATM/Visa check card, free interactive Penny Arcade coin-counting machines, free online banking and 24/7 Bank-by-Phone.

In addition to retail banking, Commerce offers a diverse portfolio of commercial banking services including installment and term loans, commercial mortgages, commercial leasing and lines of credit, and cash management services.

Commerce Bank/Harrisburg currently has assets of $1.45 billion. For more information about Commerce Bank/Harrisburg, visit the bank’s web site at commercepc.com.

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This press release contains forward-looking statements concerning future events. Actual results could differ materially due to the following risks and uncertainties -- deteriorating economic conditions; increased competition; interest rate movements; market volatility in the securities markets; legislative or regulatory developments; merger-related synergies, savings and integration issues; technological changes; and other risks and uncertainties discussed in the company's reports filed from time to time with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on these statements. The Company undertakes no obligation to publicly release or update any of these statements.